Exhibit 99.1

FOR IMMEDIATE RELEASE

AMAG Pharmaceuticals Completes Acquisition of Lumara Health’s Maternal Health Business

•                  AMAG Closes $340 Million Term Loan

•                  AMAG and Lumara Health Reaffirm Commitment to Women’s Health and Reducing the Risks of Preterm Birth

•                  Lumara Executive Ken Wilson to Lead Maternal Health Division within AMAG

WALTHAM, Mass., November 12, 2014 — AMAG Pharmaceuticals, Inc. (AMAG) (Nasdaq: AMAG) announced today that it has completed the acquisition of Lumara Health Inc., a specialty pharmaceutical company with a particular focus on maternal health.  The transaction was announced on September 29, 2014 and included upfront consideration of $600 million in cash and 3,209,971 shares of AMAG common stock, and additional contingent consideration of up to $350 million based on the achievement of sales milestones.

Lumara Health is the exclusive marketer of Makena® (hydroxyprogesterone caproate injection), the only U.S. Food and Drug Administration (FDA)-approved product indicated to reduce the risk of preterm birth in women who are pregnant with one baby and who have delivered one preterm baby spontaneously in the past. Lumara Health is committed to contributing to the fight against prematurity in a meaningful way.  The company’s focus includes helping to ensure that cost is not a barrier for patients.  Its customer support center, the Makena Care Connection, has helped tens of thousands of women in the past year alone, providing insurance benefits and financial assistance, including assistance with commercial insurance copayments and providing the drug at no cost to eligible uninsured women.

“I am looking forward to building on the progress that Lumara Health has made and is making to reduce preterm birth. The emotional and economic toll of preterm births is enormous, and we’ll continue to work hard to ensure that every at-risk mother has access to Makena therapy,” said William Heiden, president and chief executive officer of AMAG. “I believe that this acquisition also provides a significant opportunity for us to strengthen Lumara Health’s patient-centric model with additional products and services, and through even stronger collaboration with healthcare providers and the broader maternal health community.”

Lumara Health executive Ken Wilson will lead the new maternal health division within AMAG and will report to Mr. Heiden.

“Becoming a part of AMAG provides the ideal environment for us to strengthen our fight against preterm birth,” said Ken Wilson, who will be president of AMAG’s Lumara Health maternal health division.  “Bill Heiden has challenged the Lumara Health team to find innovative ways to help mothers at risk for preterm birth and to enhance our collaborative efforts with the maternal health community.”

1100 Winter Street, Waltham, MA 02451

(617) 498-3300

Mr. Wilson brings over 25 years of experience in the healthcare industry and, specifically, in the women’s health space.  Prior to joining Lumara Health as executive vice president of the company’s maternal health division, Mr. Wilson held various leadership roles at Alere Health, Inc. (formerly Matria Healthcare), and has many accomplishments in women’s health, including physician practice enhancement programs, maternity and neonatal intensive-care unit (NICU) care management solutions for both Medicaid and commercial health plans, as well as pediatric experience for medically fragile children.  Mr. Wilson also has experience in planning, directing, and developing marketing, sales, and managed care strategies.

Transaction Financing

In connection with the completion of this transaction, AMAG has closed on a $340 million term loan, which will be used to fund part of the cash consideration for the acquisition of Lumara Health. The facility has a six-year term, except that the term loans will mature on September 30, 2018 if (a) more than $25 million in aggregate principal amount of AMAG’s 2.50% Convertible Senior Notes due 2019 remain outstanding (and are not converted to common stock or refinanced and replaced with debt that matures following, and has no amortization prior to, the date that is six and one half years following the closing of the transaction), and (b) the aggregate principal amount of all term loans, including all undrawn incremental commitments, is greater than $50 million on and as of such date. The facility bears interest at LIBOR plus 6.25% and is subject to a LIBOR floor of 1%.  For a complete set of terms of the financing, please refer to the Form 8-K filed today with the Securities & Exchange Commission.

Following the transaction, AMAG expects to have $100 million in cash and investments.

“The acquisition of Lumara Health accelerates AMAG’s transformation into a profitable specialty biopharmaceutical company and provides a strong operating and financial platform for future growth. Our integration plans are well underway, and we are already hard at work preparing to issue our combined 2015 financial guidance in early January,” said Frank Thomas, executive vice president and chief operating officer at AMAG.

Prior to AMAG’s acquisition of Lumara Health, Lumara Health completed its previously announced disposition of a portfolio of women’s healthcare products to a third party, including through licenses and sublicenses of certain intellectual property rights associated with those products.

Inducement Equity Awards

AMAG has authorized inducement equity awards to 109 employees of Lumara Health who are becoming employees of AMAG.  The inducement awards cover an aggregate of up to 369,200 shares of AMAG common stock in the form of options to purchase shares of AMAG common stock and/or restricted stock units (RSUs), and are being made as a material inducement to individuals entering into employment with AMAG in connection with the acquisition transaction. These awards are subject to each individual’s commencement of employment. The exercise price of the options will be equal to the closing price of AMAG’s common stock on the grant date and will be exercisable in four equal annual installments beginning on the first anniversary of the grant date.  The options will have a ten-year term and will be subject to the terms and conditions of the stock option agreements pursuant to which the options will be granted. The RSUs will vest in four equal annual installments beginning on the first anniversary of the grant date and will be subject to the RSU agreements pursuant to which the RSUs will be granted. AMAG has issued these awards outside of its shareholder-approved equity plan in accordance with NASDAQ Listing Rule 5635(c)(4).

About Makena® (hydroxyprogesterone caproate injection)

Makena® is a progestin indicated to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth.

The effectiveness of Makena is based on improvement in the proportion of women who delivered <37 weeks of gestation. There are no controlled trials demonstrating a direct clinical benefit, such as improvement in neonatal mortality and morbidity.

Limitation of use: While there are many risk factors for preterm birth, safety and efficacy of Makena has been demonstrated only in women with a prior spontaneous singleton preterm birth. It is not intended for use in women with multiple gestations or other risk factors for preterm birth.

Makena should not be used in women with any of the following conditions: blood clots or other blood clotting problems, breast cancer or other hormone-sensitive cancers, or history of these conditions; unusual vaginal bleeding not related to the current pregnancy, yellowing of the skin due to liver problems during pregnancy, liver problems, including liver tumors, or uncontrolled high blood pressure.

Before patients receive Makena, they should tell their healthcare provider if they have an allergy to hydroxyprogesterone caproate, castor oil, or any of the other ingredients in Makena; diabetes or prediabetes, epilepsy, migraine headaches, asthma, heart problems, kidney problems, depression, or high blood pressure.

In one clinical study, certain complications or events associated with pregnancy occurred more often in women who received Makena. These included miscarriage (pregnancy loss before 20 weeks of pregnancy), stillbirth (fetal death occurring during or after the 20th week of pregnancy), hospital admission for preterm labor, preeclampsia (high blood pressure and too much protein in the urine), gestational hypertension (high blood pressure caused by pregnancy), gestational diabetes, and oligohydramnios (low amniotic fluid levels).

Makena may cause serious side effects including blood clots, allergic reactions, depression, and yellowing of the skin and the whites of the eyes. The most common side effects of Makena include injection site reactions (pain, swelling, itching, bruising, or a hard bump), hives, itching, nausea, and diarrhea.

For additional U.S. product information, including full prescribing information, please visit www.makena.com.

About Lumara Health

Lumara Health™, a division of AMAG Pharmaceuticals, Inc., is dedicated to advancing women’s health. Lumara Health actively collaborates with leading researchers and physicians in the maternal health space. At the heart of Lumara Health is an unwavering dedication to serving patients. For more information on Lumara Health, please visit www.lumarahealth.com.

About AMAG

AMAG Pharmaceuticals, Inc. is a specialty pharmaceutical company with a focus on maternal health, the treatment of iron deficiency anemia in patients with chronic kidney disease and cancer supportive care. The primary goal of AMAG and its maternal health division, Lumara HealthTM, is to bring to market therapies that provide clear benefits and improve patients’ lives. In addition to continuing to pursue opportunities to make new advancements in patients’ health and to enhance treatment accessibility, AMAG intends to continue to expand and diversify its portfolio through the in-license or purchase of additional pharmaceutical products or companies, including revenue-generating commercial products and late-stage development assets that leverage the company’s corporate infrastructure, sales force call points and commercial expertise. For additional company information, please visit www.amagpharma.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA) and other federal securities laws. Any statements contained herein which do not describe historical facts, including among others, statements regarding: Lumara Health’s commitment to contributing to the fight against prematurity and efforts to help mothers at risk for preterm birth, plans to reduce incidences of preterm birth, pursuing opportunities to make new advancements in women’s health and to enhance treatment accessibility for Makena, including AMAG’s plans to work hard to ensure that every at-risk mother has access to Makena therapy, the opportunity to strengthen Lumara Health’s patient-centric model, ongoing investments in R&D and continued collaboration with healthcare providers and the maternal health community, expectations as to cash and investments and plans to issue guidance in early January, the complementary nature of the acquisition of Lumara Health to AMAG’s existing portfolio and the combined company’s operating and financial platform for future growth, AMAG’s primary goal and intentions to continue to expand its portfolio through the in-license or purchase of additional pharmaceutical products or companies, the maturity and other provisions of the term loans and Mr. Wilson’s expected contributions to the AMAG team are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.  For the avoidance of doubt, any statements herein that relate to the acquisition of Lumara Health are forward-looking statements within the meaning of the PSLRA and other federal securities laws.

Such risks and uncertainties include, among others: (1) the possibility that we may not realize the expected benefits, synergies and opportunities anticipated in connection with the acquisition of Lumara Health, including anticipated costs synergies, (2) the challenges of integrating the Lumara Health commercial team into AMAG, (3) the impact on sales of Makena from competitive, commercial payor, government (including federal and state Medicaid reimbursement policies), physician, patient or public responses with respect to product pricing, product access and sales and marketing initiatives, (4) the impact of patient compliance on units sales, (5) the uncertainty of achieving sales of Feraheme to OB/GYN specialists for the treatment of women who suffer from iron deficiency anemia (IDA), even assuming FDA approval for the broader indication, (6) we may face challenges in leveraging our in-office injectables commercial expertise, which could result in unforeseen expenses and disrupt business operations, (7) liabilities we have assumed from Lumara Health, including the class action litigation In Re

K-V Pharmaceutical Company Securities Litigation, Case No. 4:11CV1816 AGF, may be higher than expected, (8) the possibility that sales of Makena will not meet expectations as a result of current and future competition from compounded products and/or future competition from generic alternatives, (9) the impact of reimbursement policies for Makena and the resulting coverage decisions and/or impact on pricing, (10) the number of preterm birth risk pregnancies for which Makena may be prescribed, its safety and side effects profile and acceptance of pricing, (11) compliance with restrictive and affirmative covenants with respect to substantial indebtedness incurred to finance the acquisition of Lumara Health, including a requirement that we reduce our leverage over time, (12) the possibility that we will need to raise additional capital from the sale of our common stock, which will cause significant dilution to our stockholders, in order to satisfy our contractual obligations, including our debt service, milestone payments that may become payable to Lumara Health’s stockholders /or in order to pursue business development activities, (13) we are highly leveraged and have limited cash and cash equivalent resources which may limit our ability to take advantage of attractive business development opportunities and execute on our strategic plan, (14) the possibility that our tax benefits, including those acquired in connection with the Lumara Health acquisition, will not be available in the future, (15) the likelihood and timing of potential approval of Feraheme/Rienso™ (Rienso is the trade name for ferumoxytol outside of the U.S. and Canada) in the U.S., the European Union (EU) and Canada in the broader IDA indication in light of the complete response letter we received from the FDA informing us that our supplemental new drug application (sNDA) for the broader indication could not be approved in its present form and stating that we had not provided sufficient information to permit labeling of Feraheme/Rienso for safe and effective use for the proposed broader indication and similar concerns raised by European and Canadian regulators, (16) the possibility that following review of post-marketing safety data, including reports of serious anaphylaxis, cardiovascular events, and death, and/or in light of the label changes requested by the European Medicines Agency’s (EMA) Pharmacovigilance Risk Assessment Committee (PRAC) and confirmed by the Committee for Medicinal Products for Human Use (CHMP), the FDA, European or Canadian regulators will request additional technical or scientific information, new studies or reanalysis of existing data, on-label warnings, post-marketing requirements/commitments or risk evaluation and mitigation strategies (REMS) in the current indication for Feraheme/Rienso for IDA in adult patients with chronic kidney disease (CKD) and the additional costs and expenses that will or may be incurred in connection with such activities, (17) whether our proposed label changes will be acceptable to the FDA or other regulatory authorities and what impact such changes, or such additional changes as the FDA, CHMP or other regulators may require, will have on sales of Feraheme/Rienso, (18) our and Takeda Pharmaceutical Company Limited’s ability to successfully compete in the IV iron replacement market both in the U.S. and outside the U.S., including the EU and Canada, as a result of limitations, restrictions or warnings in Feraheme’s/Rienso’s current or future label, including the changes recommended by PRAC and confirmed by CHMP that Rienso be administered to patients by infusion over at least 15-minutes (replacing injection) and that it be contraindicated for patients with any known history of drug allergy, (19) our ability to execute on our long-term strategic plan or to realize the expected results from our long-term strategic plan, (20) Takeda’s ability to obtain regulatory approval for Feraheme in Canada, and Rienso in the EU, in the broader IDA patient population, especially in light of recent developments where such regulators expressed similar concerns as raised by the FDA in its complete response letter, (21) the possibility that significant safety or drug interaction problems could arise with respect to Feraheme/Rienso and in turn affect sales, or our ability to market the product both in the U.S. and outside of the U.S., including the EU and Canada, (22) the relationship between Takeda and AMAG and the impact on commercialization efforts for Feraheme/Rienso in the EU and Canada, (23) the likelihood and timing of milestone payments, if any, in connection with AMAG’s licensing arrangement with Takeda, (24) the manufacture of Feraheme/Rienso, Makena or MuGard, including any significant interruption in the supply of raw materials or finished product, (25) our patents and proprietary rights both in the U.S. and outside the U.S., (26) the risk of an Abbreviated New Drug Application (ANDA) filing for Feraheme or Makena, especially following the FDA’s draft bioequivalence recommendation for ferumoxytol published in December 2012, (27) the possibility that AMAG will disseminate future Dear Healthcare Provider letters in the U.S. (or, working Takeda, in Europe, Canada or other markets), (28) uncertainties regarding our ability to compete in the oral mucositis market in the U.S. and in the women’s maternal health market and (29) other risks identified in our filings with the U.S. Securities and Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and subsequent filings with the SEC. Any of the above risks and uncertainties could materially and adversely affect our results of operations, our profitability and our cash flows, which would, in turn, have a significant and adverse impact on our stock price. Use of the term “including” in the two paragraphs above shall mean in each case “including, but not limited to.” We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

AMAG PHARMACEUTICALS® and FERAHEME® are registered trademarks of AMAG Pharmaceuticals, Inc. MUGARD® is a registered trademark of PlasmaTech Biopharmaceuticals, Inc. (formerly known as Access Pharmaceuticals, Inc.). RIENSO™ is a trademark of Takeda Pharmaceutical Company Limited. LUMARA HEALTH™ is a trademark of Lumara Health Inc. MAKENA® is a registered trademark of Lumara Health Inc.

AMAG Pharmaceuticals, Inc. Contact:

Katie Payne, 617-498-3303

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